                                                                     EXHIBIT 4.3



                                                               EXECUTION DRAFT



                         REGISTRATION RIGHTS AGREEMENT

                 REGISTRATION RIGHTS AGREEMENT (the "Agreement") entered into and effective as of July 1, 1997 among FirstCity Financial Corporation, a Delaware corporation (the "Company"), and Richard J. Gillen, Bernice J. Gillen, Harbor Financial Mortgage Company Employees Pension Plan, Lindsey Capital Corporation, Ed Smith and Thomas E. Smith (collectively, the "Stockholder Parties").


                              W I T N E S S E T H:

                 WHEREAS, the Company, HFGI Acquisition Corp. ("Acquisition Corp.") and Harbor Financial Group, Inc. ("HFGI") have entered into an Agreement and Plan of Merger dated as of March 26, 1997 (the "Merger Agreement"), pursuant to which Acquisition Corp. is being merged with and into HFGI (the "Merger");

                 WHEREAS, as a result of the consummation of the Merger, the Stockholder Parties are receiving shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company; and

                 WHEREAS, in connection with and as a condition to the consummation of the Merger, the parties hereto have entered into this Agreement in order to define certain rights, duties and obligations of such parties.

                 NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. Definitions. Except as otherwise set forth below, terms defined in the Stockholders Agreement (as defined below) are used herein as therein defined.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Houston, Texas are authorized by law to close.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Holder" means any Person who holds Registrable Securities.

                 "Indemnified Party" has the meaning set forth in Section 6(c) below.

                 "Indemnifying Party" has the meaning set forth in Section 6(c) below.

                 "Material Adverse Effect" has the meaning set forth in Section 2(d) below.

                 "Registrable Securities" means the Common Stock issued to the Stockholder Parties pursuant to the Merger Agreement, and any other securities issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that

                 (1) any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 or Rule 145 under the Securities Act (or any similar provisions then in force) under the Securities Act are met or
                 (c) (i) it has been otherwise transferred and (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend pertaining to the Securities Act and (iii) it may be resold without subsequent registration under the Securities Act;

                 (2) with respect to any Registrable Securities shall only include such Registrable Securities which any Requesting Holder could not otherwise sell pursuant to Rule 144 or Rule 145, without restriction as a result of volume limitations, whether under subsection (k) of Rule 144 or otherwise.

                 "Registration Expenses" has the meaning set forth in Section 5 below.

                 "Registration Period" has the meaning set forth in Section 2 below.

                 "Registration Statement" has the meaning set forth in Section 2 below.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Selling Holder" means any Stockholder Party who is selling Registrable Securities pursuant to the Registration Statement.

                 "SEC" means the Securities and Exchange Commission.

                 2. Registration. (a) As soon as practicable after the consummation of the Merger (the "Closing"), the Company shall file with the SEC a registration statement (the "Registration Statement") on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder (including, without limitation, by way of a post- effective amendment to the Registration Statement on Form S-4, Registration Number 333-24347), to permit the Stockholder Parties to offer and sell their Registrable Securities on a delayed or continuous basis under Rule 415 under the Securities Act, and shall use its reasonable efforts to cause the Registration Statement to become effective under the Securities Act. After the Registration Statement has been declared effective, the Company shall use all reasonable efforts to keep the Registration Statement effective for a period of two years from the Closing (the "Registration Period").

                 (b) If at the time the Company or any of its subsidiaries become engaged in confidential negotiations or other confidential business activities or developments, disclosure of which may, in the good faith judgment of the Board of Directors of the Company, materially and adversely affect the Company or the Company's ability to pursue any such negotiations or business activities, or the Board of Directors commences consideration of making a registered or unregistered offering of the Company's securities for the Company's account (such negotiations, activities, developments or prospective offering referred to herein as "Pending Matters"), the Company may notify the Stockholder Parties that they are required to cease using the Registration Statement (and the prospectus forming a part thereof) in connection with the offer and sale of Registrable Securities (such notice a "Stoppage Notice"), and the Stockholder Parties shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement. If the Pending Matters are publicly disclosed or terminated or abandoned, the Company shall promptly so notify the Stockholder Parties who then may offer and sell Registrable Securities pursuant to the Registration Statement


                 3. Restrictions on Public Sale by Holder of Registrable Securities; Piggyback Registration Rights. (a) Upon the request of the Company, each Holder of Registrable Securities agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 or Rule 145, during the 7 days prior to, and during such period as the Company specifies (not to exceed 180 days) in such request (as shall be required by the managing underwriter of the offering contemplated by the registration statement referred to in this Section 3(a)) beginning on the effective date of a registration statement with respect to any securities of the Company if and to the extent requested by the Company.

                 (b) Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of its Common Stock by the Company for its own account, then the Company shall give prompt written notice of such proposed filing to holders of the Registrable Securities. Upon the written request of any such holder made within 20 days after the receipt of any such notice, except as set forth below, the Company shall include in each such registration (a "Piggyback Registration") all Registrable Securities requested to be included in the registration for such offering. The Company shall use its reasonable efforts to cause the managing underwriter of any such proposed underwritten offering to permit the Registrable Securities requested by the holder thereof to be included in the registration statement for such offering ("Piggyback Securities") on the same terms and conditions as the Company's Common Stock included therein.

Notwithstanding the foregoing, the Company shall not be required to include such holder's Piggyback Securities in such offering if the managing underwriter of such proposed underwritten offering advises the Company that in its opinion the total amount of securities, including Piggyback Securities, exceeds the number which can be sold in such offering without causing a material adverse effect on the price or success of such offering. If the managing underwriter so advises the Company, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering without causing such a material adverse effect, first the securities being sold by the Company, and next any other securities pro rata among the Stockholder Parties on the basis of the number of Registrable Securities requested to be included in such registration by each such Stockholder Party.

                 4.  Registration Procedures.  The Company will:

                 (a) prepare and promptly file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Registration Period (except as provided in the last paragraph of this Section 4) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in the Registration Statement;

                 (b) furnish to each such Stockholder Party such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

                 (c) notify the Selling Holders promptly, and (if requested by any such person) confirm such notice in writing, (i) when the Registration Statement or any post-effective amendment has become effective under the Securities Act and applicable state law, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or related prospectus or for additional information,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the





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
suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (d) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                 (e) use its reasonable efforts to cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company; and enable such Registrable Securities to be registered in such names as the Selling Holders may request at least two business days prior to any sale of Registrable Securities;

                 (f) use its reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;





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
                 (g) use its reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder thereof to consummate the disposition of such Registrable Securities;

                 (h) make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                 (i) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted; and

                 (j) if any event contemplated by Section 4(c)(v) above shall occur (subject to Section 2(b) above), as promptly as practicable prepare a supplement or amendment or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from the Registration Statement the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

                 Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(v) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(c)(v) hereof, and, if so





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
directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                 5. Registration Expenses. In connection with the Registration Statement the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) word processing, duplicating and printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vi) the fees and expenses incurred in connection with the listing on an exchange or quoted on an inter-dealer quotation system of the Registrable Securities, (vii) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall not be responsible for underwriting fees, discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities or the fees and expenses of counsel or other professionals retained by any of the Stockholder Parties in connection with the preparation of the Registration Statement or the disposition of Registrable Securities thereunder.

                 6. Indemnification; Contribution. (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling person from and against any and all losses, claims, damages, liabilities, and reasonable expenses (including reasonable costs of investigation) directly or indirectly arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus relating to the Registrable Securities or in any





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
amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or reasonable expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with enforcing its rights hereunder, provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the persons asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that (i)(A) it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus, (B) such Selling Holder was provided with a current copy of the prospectus prior to the written confirmation of sale and (C) such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense or (ii) the Selling Holder provided a prospectus to any person in violation of
Section 4 hereof.

                 (b)  Indemnification by Holder of Registrable Securities.
Each Selling Holder agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to written information furnished by such Selling Holder or on such Selling Holder's behalf expressly for use in the Registration Statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 8(b) shall be limited to the net amount of proceeds received by such Selling Holder pursuant to the sale of Registrable Securities covered by the Registration Statement or prospectus.

                 (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation)





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shall be brought or asserted against any Person entitled to indemnification under Section 8(a) or 8(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification under Section 8(a) or 8(b) above (an "Indemnifying Party"), the Indemnified Party shall give prompt notice to the Indemnifying Party, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice. The Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The





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
Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

                 (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation





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
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 7. Miscellaneous. (a) Rule 144 etc. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or
(ii) any successor rule or regulation hereafter adopted by the Commission.
Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                 (b) Amendment. Any provision of this Agreement may be altered, supplemented, amended, or waived only by the written consent of each of the parties hereto.

                 (c) Specific Performance. The parties hereto recognize that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

                 (d) Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. In addition, and provided that an express assignment shall have been made, a copy of which shall have been delivered to the Company, the provisions of this Agreement which are for the benefit of a holder of Registrable Securities shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Any purported assignment made in violation of this Section 10(d) shall be void and of no force and effect.

                 (e) Notices. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram, or telecopy (with receipt confirmed)





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
which shall be addressed, or sent, to the respective addresses as follows (or such other address as any party may specify to the Company and all other parties by Notice):

The Company:

                 FirstCity Financial Corporation
                 6400 Imperial Drive
                 Waco, Texas 76712
                 Attn:
                 Telecopy Number: (817) 751-7648

         Copy to:

                 Weil, Gotshal & Manges LLP
                 700 Louisiana, Suite 1600
                 Houston, Texas 77002
                 Attention: Steven D. Rubin
                 Telecopy Number: (713) 224-9511

If to the Stockholder Parties, to:


                 Richard J. Gillen
                 Harbor Financial Group, Inc.
                 340 North Sam Houston Parkway East
                 Suite 100
                 Houston, Texas 77060


                 with a copy to:


                 Bracewell & Patterson, L.L.P.
                 South Tower Pennzoil Place
                 711 Louisiana Street, Suite 2900
                 Houston, Texas 77002-2781
                 Attention:  Rick L. Wittenbraker


All Notices shall be deemed effective and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such Notice is delivered at the address specified above. No





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
party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such party (including its Affiliates and the employees of such party and its Affiliates) no longer owns any Registrable Securities.

                 (f) Counterparts. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

                 (g) Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

                 (h) No Punitive Damages; Waiver of Jury Trial; Prevailing Party's Fees and Expenses. The parties hereto agree to waive any and all rights to request or receive punitive damages in connection with any action or proceeding related to the subject matter of this Agreement. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Registration Rights Agreement. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from any non-prevailing party, any fees or expenses incurred by him or it (including, without limitation, fees and disbursements of such prevailing party's counsel) in connection with any such action or proceeding.

                 (i) Choice of Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such state. Each of the parties hereto (a) agrees to submit to personal jurisdiction and to waive any objection as to venue in the State or federal courts located in McLennan County, Texas, (b) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (c) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any party hereto at such other addresses as it or he may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this
Section 7(i) shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this





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
Agreement to enforce such judgment in any appropriate jurisdiction.

                 (j) Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

                 (k) Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                 (l) Termination. This Agreement shall terminate on the second anniversary of the Closing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Registration Rights Agreement as of the date first above written.



                                           FirstCity Financial Corporation


                                           By: /s/ MATT LANDRY, JR.
                                              ---------------------------------
                                           Name: Matt Landry, Jr.
                                                -------------------------------
                                           Title:  Executive Vice President
                                                 ------------------------------


                                           STOCKHOLDERS:


                                            /s/ RICHARD J. GILLEN
                                           ------------------------------------
                                           RICHARD J. GILLEN

                                            /s/ BERNICE J. GILLEN
                                           ------------------------------------
                                           BERNICE J. GILLEN


                                            /s/ ED SMITH
                                           ------------------------------------
                                           ED SMITH


                                            /s/ THOMAS S. SMITH
                                           ------------------------------------
                                           THOMAS S. SMITH


                                           HARBOR FINANCIAL MORTGAGE COMPANY
                                           EMPLOYEES PENSION PLAN


                                           By: /s/ RICHARD J. GILLEN
                                              ---------------------------------
                                           Name: Richard J. Gillen
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           LINDSEY CAPITAL CORPORATION


                                           By: /s/ ED SMITH
                                              ---------------------------------
                                           Name: Ed Smith
                                                -------------------------------
                                           Title: Chairman
                                                 ------------------------------






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